Exhibit 10.2

SUPERIOR ENERGY SERVICES, INC.

2021 MANAGEMENT INCENTIVE PLAN

1.    Purpose. The purpose of the Superior Energy Services, Inc. 2021 Management Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of a share of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2.    Definitions. The following definitions shall be applicable throughout the Plan:

(a)    “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent determined by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)    “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended, or any successor accounting standard.

(c)    “Award” means, individually or collectively, any Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Share-Based Award, Other Cash-Based Award and Stock Bonus Award granted under the Plan.

(d)    “Award Agreement” shall mean, with respect to any Award, the instrument or agreement pursuant to which such Award is granted to the applicable Participant, as may be amended, modified, supplemented or restated from time to time.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Bylaws” means the Amended and Restated Bylaws of the Company, as may be amended, modified, supplemented or restated from time to time.

(g)    “Cause” shall have the same meaning ascribed to such term in any written agreement relating to the employment or services of a Participant or any severance agreement then in effect between such Participant and the Company or one of its Affiliates or, if no such agreement containing a definition of “Cause” is then in effect, shall mean a termination of employment or service of such Participant by the Company or any of its Affiliates due to the Participant’s:

(i)    the substantial failure by the Participant to perform his or her material duties to the Company, or a breach or threatened breach by the Participant of any Company policy, which failure or breach is not corrected (if correctable) by the Participant within ten (10) days after written notice of such failure or breach is delivered to the Participant by the Company;

(ii)    the Participant’s violation of the Company’s Code of Conduct, which violation is not corrected (if correctable) by the Participant within ten (10) days after written notice of such violation is delivered to the Participant by the Company; or

(iii)    the commission by the Participant of any criminal act involving moral turpitude or a felony which results in an indictment or conviction.

(h)    “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended as of February 2, 2021, and as may be further amended, modified, supplemented or restated from time to time.

(i)    “Change in Control”, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control”:

(i)    “Change in Control” means:

(1)    the acquisition by any Person of beneficial ownership of 50% or more of the outstanding shares of the common stock or 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control:

a.    any acquisition (other than a Business Combination (as defined below) which constitutes a Change in Control under Section 4(f)(i)(2) hereof) of common stock directly from the Company;

b.    any acquisition of common stock by the Company;

c.    any acquisition of common stock by any employee benefit plan (or related trust) sponsored or maintained by the Company; or

d.    any acquisition of common stock by any corporation or other entity pursuant to a Business Combination that does not constitute a Change in Control under Section 4(f)(i)(2) hereof; or

(2)    consummation of a recapitalization, reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of the Company) or sale or other disposition of all or substantially all of the assets of the

Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change in Control if immediately following such Business Combination:

a.    the individuals and entities who were the beneficial owners of the Company’s outstanding common stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”), and

b.    except to the extent that such ownership existed prior to the Business Combination, no Person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 25% or more of the then outstanding voting securities entitled to vote generally in the election of directors of the Post-Transaction Corporation or 25% or more of the combined voting power of the then outstanding voting securities of such corporation, and

c.    at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

provided, that for purposes of any Award hereunder that constitutes deferred compensation pursuant to Section 409A of the Code and is payable on account of a Change in Control, the event must also constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

(ii)    For purposes of this definition of Change in Control, a Person shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

(iii)    “Incumbent Board” means the individuals who, as of the Effective Date, constitute the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then composing the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board.

(j)    “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(k)    “Committee” means the Compensation Committee of the Board or, if no such committee has been appointed by the Board, the Board.

(l)    “Common Stock” means the Class B common stock of the Company (and any stock or other securities into which such common stock may be converted or into which they may be exchanged).

(m)    “Company” means Superior Energy Services, Inc., a Delaware corporation.

(n)    “Date of Grant” means the grant date specified in the Award Agreement or, if no such date is specified, the date specified in the authorization of the applicable Award.

(o)    “Disability” shall have the meaning ascribed to such term in any written agreement relating to the employment or services of a Participant or any severance agreement then in effect between such Participant and the Company or one of its Affiliates or, if no such agreement containing a definition of “Disability” is then in effect, shall mean that such Participant is unable to perform the Participant’s duties for the Company or any of its Affiliates for six (6) months in any twelve (12)-month period, as determined in good faith by the Company.

(p)    “Effective Date” means the date as of which this Plan is adopted by the Board.

(q)    “Eligible Person” means any (i) Person currently or previously employed by the Company or an Affiliate; provided, however, that no such Person covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) current or former director or officer of the Company or an Affiliate; (iii) current or former consultant or advisor to the Company or an Affiliate; provided, that, if the Securities Act applies, such Person must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employee, director, officer, consultant or advisor who has accepted an offer of employment, service or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once such Person begins employment with or begins providing services to the Company or its Affiliates); provided, that, such prospective employee, director, officer, consultant or advisor may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or an Affiliate.

(r)    “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(s)    “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)    if the Common Stock is listed on any established stock exchange or a national market system, the Fair Market Value will be the closing sales price for such shares as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or if there is no such closing price reported on that date, then on the last preceding date on which such a closing price was reported; or

(ii)    if the Common Stock is not listed on any established stock exchange or a national market system, the Fair Market Value will be determined in good faith by the Committee in accordance with Section 409A of the Code.

(t)    “Good Reason” shall have the same meaning, if any, ascribed to such term in any written agreement relating to the employment or services of a Participant or any severance agreement then in effect between such Participant and the Company or one of its Affiliates.

(u)    “Immediate Family Members” shall have the meaning set forth in Section 14(b).

(v)    “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(w)    “Nonqualified Stock Option” means an Option that is not intended to qualify as an “incentive stock option” as described in Section 422 of the Code.

(x)    “Option” means an Award granted under Section 7 of the Plan.

(y)    “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(z)    “Other Cash-Based Award” means an Award that is not otherwise specifically provided for under the Plan that is granted under Section 11 of the Plan and that is payable in cash and may be subject to such vesting terms and conditions as determined by the Committee.

(aa)    “Other Stock-Based Award” means an Award that is not otherwise specifically provided for under the Plan that is granted under Section 11 of the Plan and that is (i) payable by delivery of shares of Common Stock and/or (ii) measured, directly or indirectly, by reference to the value of shares of Common Stock.

(bb)    “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(cc)    “Permitted Transferee” shall have the meaning set forth in Section 14(b) of the Plan.

(dd)    “Person” means “person” as such term is used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended.

(ee)    “Plan” means this Superior Energy Services, Inc. 2021 Management Incentive Plan, as may be amended, modified, supplemented or restated from time to time.

(ff)    “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(gg)    “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed by the Company or any of its Affiliates or provide continuous services to the Company or any of its Affiliates for a specified period of time), granted under Section 9 of the Plan.

(hh)    “Restricted Stock” means shares of Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed by the Company or any of its Affiliates or provide continuous services to the Company or any of its Affiliates for a specified period of time), granted under Section 9 of the Plan.

(ii)    “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(jj)    “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Any reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(kk)    “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ll)    “Stock Bonus Award” means an Award granted under Section 10 of the Plan.

(mm)    “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(nn)    “Substitute Award” has the meaning given such term in Section 5(e).

3.    Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.    Administration.

(a)    Subject to the provisions of the Plan and applicable law, the Committee shall administer the Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b)    Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, including with respect to any Award.

(c)    The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law.

(d)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)    No member of the Board or the Committee, any delegate of the Committee, any member of any governing body, or any committee thereof, of any Affiliate of the Company, or any officer, employee or agent of the Company or any of its Affiliates (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken, or any determination made in good faith with respect to, the Plan, any Award Agreement or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person; provided, that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Certificate of Incorporation or the Bylaws or any other governing document of the Company or any of its Affiliates. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such Indemnifiable Persons may be entitled, including under the Certificate of Incorporation or the Bylaws or any other governing document of the Company or any of its Affiliates, under any other agreement or arrangement between such Indemnifiable Person and the Company or any of its Affiliates, as a matter of law, or otherwise, or any other power that the Company or any of its Affiliates may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)    Notwithstanding anything to the contrary contained in the Plan, but subject to Section 4(g), the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards or take any actions the Committee or any delegate of the Committee is authorized to take hereunder. The Board shall have all the authority granted to the Committee under the Plan.

(g)    Notwithstanding anything to the contrary contained in the Plan, the authority granted to the Committee hereunder shall be subject, in all respects, to the terms of the Certificate of Incorporation or the Bylaws or any other governing document of the Company or any of its Affiliates and any policies and/or committee charters of the Company.

5.    Grant of Awards; Shares Subject to the Plan; Limitations.

(a)    The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Share-Based Awards, Other Cash-Based Awards and/or Stock Bonus Awards to one or more Eligible Persons.

(b)    Subject to Section 12 of the Plan, the Committee is authorized to grant Awards with respect to an aggregate of one million nine hundred ninety-nine thousand eight hundred and sixty-nine (1,999,869) shares of Common Stock. For the avoidance of doubt, Other Cash-Based Awards shall not count against the aggregate share limit described in the preceding sentence.

(c)    Use of Common Stock to pay the required Exercise Price or tax obligations with respect to any Award, or that are used or withheld to satisfy tax obligations of the Participant shall, notwithstanding anything herein to the contrary, not be available for issuance for other Awards under the Plan. Common Stock underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall thereafter be available for issuance for Awards under the Plan.

(d)    Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e)    Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company merges or combines (“Substitute Awards”) to a person who would otherwise be an Eligible Person following the closing of such acquisition, merger or combination. For the avoidance of doubt, the number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for other Awards under the Plan.

6.    Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.    Options.

(a)    Generally. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options.

(b)    Exercise Price. The Exercise Price per share of Common Stock for each Option (the “Exercise Price”) shall not be less than one hundred percent (100%) of the Fair Market Value of such share determined as of the Date of Grant.

(c)    Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten (10) years from the Date of Grant, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.

(d)    Method of Exercise and Form of Payment. Subject to the terms of this Section 7(d), no Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (in a form and manner acceptable to the Company) in accordance with the terms of the Award accompanied by payment in full of the Exercise Price for each share of Common Stock for each Option. The aggregate Exercise Price in respect of all Options being exercised shall be payable (i) in cash, check, or cash equivalent or (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount in cash equal to the Exercise Price; (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Stock for which the Option was exercised that number of shares of Common Stock having a Fair Market Value equal to the aggregate Exercise Price for the Common Stock for which the Option was exercised; or (D) by payment of the Exercise Price by delivery to the Company of that number of shares of Common Stock having a Fair Market Value equal to the aggregate Exercise Price for the shares of Common Stock for which the Option was exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are free of any liens or encumbrances, including any pledge or other security interest. Any fractional share Common Stock shall be settled in cash.

(e)    Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company or any Affiliates are listed or traded, and such Option shall be subject to all approvals as may be required by any regulatory or governmental agency. The Committee, in its sole discretion, may postpone the issuance or delivery of Common Stock subject to an Option as the Committee may reasonably consider appropriate and may require the Participant to make such representations, execute and deliver the Award Agreement and any other document necessary to effect the grant of such Option, and furnish such information as the Committee may consider appropriate in connection with the issuance or delivery of such shares in compliance with applicable laws, rules and regulations or otherwise. Any Common Stock subject to an Option acquired by a Participant may bear a restrictive legend summarizing any restrictions on transferability applicable thereto, including those imposed by federal and state securities laws.

8.    Stock Appreciation Rights.

(a)     Generally. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)    Strike Price. The Strike Price per share of Common Stock for each SAR (the “Strike Price”) shall not be less than one hundred percent (100%) of the Fair Market Value of such share determined as of the Date of Grant.

(c)    Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten (10) years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability.

(d)    Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (in a form and manner acceptable to the Company) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the SAR Period, the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e)    Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the product of (i) the number of shares subject to the SAR that are being exercised multiplied by (ii) the excess, if any, by which the Fair Market Value of one share of Common Stock on the exercise date exceeds the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional share of Common Stock shall be settled in cash.

9.    Restricted Stock and Restricted Stock Units.

(a)    Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)    Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent, or if there is no transfer agent, on the Company’s books and records, and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an Award Agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)    Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)     Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If Common Stock is certificated and an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or the Participant’s beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share) or evidence of a book entry thereof. Unless otherwise provided by the Committee in an Award Agreement or otherwise, dividends, if any, attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement or otherwise).

(ii)    Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Committee may provide in an Award Agreement or otherwise that a Restricted Stock Unit may entitle a Participant to a dividend equivalent right pursuant to the terms and conditions that the Committee may provide in an Award Agreement or otherwise.

10.    Stock Bonus Awards. The Committee may issue unrestricted shares of Common Stock, or other Awards denominated in Common Stock, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

11.    Other Share-Based Awards and Other Cash-Based Awards. The Committee may grant Other Share-Based Awards and/or Other Cash-Based Awards under the Plan to Eligible Persons, either alone or in tandem with other Awards, in such amounts and dependent upon such terms, conditions and restrictions as the Committee shall from time to time in its sole discretion determine. Any grant of any Other Stock-Based Award or Other Cash-Based Awards shall specify that the amount payable or, in the case of Other Share-Based Awards, the number of shares of Common Stock issued with respect thereto shall be subject to such payment formulas, including maximums, as determined by the Committee and set forth in an Award Agreement. Each Other Share-Based Award and Other Cash-Based Award granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Other Share-Based Award and Other Cash-Based Award so granted shall be subject to such terms, conditions and restrictions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or otherwise. The Committee may provide in an Award Agreement or otherwise that an Other Share-Based Award may entitle a Participant to a dividend equivalent right pursuant to the terms and conditions that the Committee may provide in an Award Agreement or otherwise.

12.    Changes in Capital Structure and Similar Events. In the event of (a) any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)    adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company, or the number and kind of other securities or other property, that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company, or the number and kind of other securities or other property, subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures;

(ii)    providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event;

(iii)    providing that any or all of the outstanding Awards shall (A) become immediately exercisable as of a time prior to such event; and/or (B) the Restricted Period shall expire as of a time prior to such event; and

(iv)    canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in connection with such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, by which the Fair Market Value (as of a date specified by the Committee) of the Common Stock subject to such Option or SAR exceeds the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that, in each of (i), (ii) and (iii), in the case of any “equity restructuring” (within the meaning of ASC Topic 718) or any successor rule, the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13.    Amendments and Termination.

(a)    Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that, (i) the proviso in Section 13(b) prohibiting a Repricing Action without stockholder approval to the extent such stockholder approval is required under Section 13(b) may not itself be amended to limit or eliminate such stockholder approval without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such stockholder approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant or holder unless such amendment, alteration, suspension, discontinuance, or termination is required by, or necessary to comply with, applicable law, tax or regulatory requirement (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted).

(b)    Amendment of Award Agreements. Except as otherwise set forth in the applicable Award Agreement, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, such Award Agreement or any Award granted thereunder, prospectively or retroactively; provided, that, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant unless such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination is required by, or necessary to comply with, applicable law, tax or regulatory requirement (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted); provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, solely to the extent such stockholder approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted), the Committee may not take any action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock are listed or quoted (the “Repricing Action”).

14.    General.

(a)    Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

(b)    Nontransferability.

(i)    Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)    Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate

Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement, (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)    The terms of any Award transferred to a Permitted Transferee in accordance with the immediately preceding section shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c)    Tax Withholding; Section 409A.

(i)    A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(ii)    Notwithstanding anything to the contrary in this Plan or an Award Agreement, if a Participant is a “specified employee” as determined pursuant to Section 409A of the Code as of the date of his or her “separation from service” (within the meaning of Final Treasury Regulation 1.409A-1(h)) and if any Award or payment or settlement of an Award provided hereunder both (i) constitutes a “deferral of compensation” within the meaning of Section 409A and (ii) cannot be paid or provided in the manner otherwise provided without subjecting the

Participant to “additional tax”, interest or penalties under Section 409A, then any such payment or settlement that is payable or that would be settled during the first six months following the Participant’s “separation from service” shall be paid or provided to the Participant on the first business day of the seventh calendar month following the month in which his or her “separation from service” occurs or, if earlier, at the Participant’s death. In addition, any payment or benefit due upon a termination of the Participant’s employment that represents a “deferral of compensation” within the meaning of Section 409A shall only be paid or provided to the Participant upon a “separation from service”. For the purposes of this Agreement, each Award made pursuant hereto shall be deemed to be a separate payment. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Agreement. In the event a Participant is subject to income inclusion, additional interest or taxes, or any other adverse consequences under Section 409A of the Code, neither the Company, the Board, the Committee, nor its or their employees, designees, agents or contractors shall be liable to any Participant or other persons in connection with any adverse consequences under Section 409A of the Code.

(d)    No Claim to Awards; No Rights to Continued Service; Waiver; Clawback. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or service or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant. Awards under the Plan shall be subject to the clawback, recapture or recoupment policy, if any, that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, as in effect from time to time, may be subject to the requirement that the Awards be forfeited, reduced, or repaid to the Company after they have been distributed or paid to the Participant.

(e)    International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants, or create a sub plan, in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f)    Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan or any Award Agreement upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)    No Rights as a Stockholder. Except as otherwise specifically provided by the Committee in the Plan or any Award Agreement or otherwise, no Person shall be entitled to the privileges of ownership in respect of Common Stock that are subject to Awards hereunder until (i) such shares have been issued or delivered to that Person; (ii) such Person shall have executed and delivered to the Company a joinder agreement (a “Joinder”) to the Stockholders’ Agreement, dated as of February 2, 2021, by and between the Company and the stockholders party thereto (as may be amended, modified or supplemented from time to time); and (iii) the Person’s name shall have been entered as a stockholder of record with respect to such Common Stock on the books of the Company.

(h)    Government and Other Regulations.

(1)    The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(2)    The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(i)    Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(j)    Nonexclusivity of the Plan. The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(k)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(l)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(m)    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(n)    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(o)    Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(p)    Successors. To the extent not otherwise terminated in accordance with the terms and conditions of an Award Agreement, the obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. To the extent not otherwise terminated in accordance with the terms and conditions of the Plan and/or an Award Agreement, the terms of the Plan and any Award Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and on the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(q)    Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(r)    Stockholder/Other Agreements. The Committee may require, as a condition to the grant, vesting, settlement or exercise of and/or the receipt of Common Stock under an Award, that the Participant execute and deliver to the Company a Joinder and/or lock-up or other agreements, as it may determine in its sole and absolute discretion.

(s)    Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Stock under any Award made under the Plan.

*    *    *

As adopted by the Board of Directors of Superior Energy Services, Inc. June 1, 2021.